UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

226 Airport Parkway, Suite 595
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Pixelworks, Inc. (the "Company") held its 2020 Annual Meeting of Shareholders on May 15, 2020 in San Jose, California. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2020, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes:

The following nominees were elected to serve on the board of directors by the votes indicated below:

Nominee	For	Withheld	Broker non-votes
Todd A. DeBonis	15,597,036	380,257	15,702,291
Amy Bunszel	15,590,366	386,927	15,702,291
C. Scott Gibson	15,440,700	536,593	15,702,291
Daniel J. Heneghan	14,820,743	1,156,550	15,702,291
Richard L. Sanquini	15,496,343	480,950	15,702,291
David J. Tupman	14,872,948	1,104,345	15,702,291

The proposal to approve the amended and restated 2006 Stock Incentive Plan was approved and received the following votes:

For	Against	Abstain	Broker non-votes
13,800,481	2,138,724	38,088	15,702,291

The proposal to approve the amended and restated 2010 Employee Stock Purchase Plan was approved and received the following votes:

For	Against	Abstain	Broker non-votes
15,774,379	157,653	45,261	15,702,291

The proposal to approve, on an advisory basis, our executive compensation was approved and received the following votes:

For	Against	Abstain	Broker non-votes
15,484,686	446,827	45,780	15,702,291

The proposal to ratify the appointment of Armanino LLP as Pixelworks' independent registered public accounting firm for the current fiscal year was approved and received the following votes:

For	Against	Abstain
31,160,275	327,434	191,875

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	May 18, 2020	/s/ Elias N. Nader
Elias N. Nader Vice President, Chief Financial Officer, Secretary and Treasurer